Exhibit 21.1

(1)	a variable interest entity.


BAIYU Holdings,Inc.
百誉控股
100%
HC High Summit Holding Limited （BVI）
高峰控股有限公司
100%
BAIYU International Supply Chain PTE.LTD
（新加坡公司）
100%
100%
TD Internet Of Things Technology Company. Limited
同道物联网技術有限公司(HK)
Zhong Hui Dao Ming Investment Management Limited
中汇道明投资管理有限公司（HK）
100%
100%
Shanghai Jianchi Supply Chain Co. LTD
上海舰驰供应链有限公司（外商独资企业）
HONGKONG TONGYUAN ENERGY STORAGE SMART ELECTRIC CO.,LTD.（HK）
香港通源储能智电有限公司
100%
100%
100%
Shenzhen Baiyu Jucheng Data Technology Co., Ltd.
深圳百誉巨成数据科技有限公司
Hainan Baiyu Cross-border E-commerce Co., Ltd.
海南百誉跨境电商有限公司（外商独资企业）
Yangzhou Baiyu Venture Capital Co., Ltd.
扬州百誉创业投资有限公司（外商独资企业）
100%
100%
100%
Hainan Jianchi Import and Export Co., Ltd.
海南舰驰进出口有限公司
Yangzhou Baiyu Cross-border E-commerce Co., Ltd.
扬州百誉跨境电商有限公司
Shenzhen Qianhai Baiyu Supply Chain Co., Ltd
深圳市前海百誉供应链有限公司
100%
100%
Tongdow (Hainan) Data Technology Co. LTD
铜道（海南）数据科技有限公司
Zhejiang Baiyu Lightweight New Material Co., Ltd.
浙江百誉轻量化新材料有限公司
Contractual Arrangements
Shenzhen Tongdow Internet Technology Co., Ltd.(1)
深圳铜道网科技有限公司